     As filed with the Securities and Exchange Commission on April 30, 2003.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

COMMUNITY FINANCIAL HOLDING COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation or Organization)	04-3641019 (I.R.S. Employer Identification Number)

2775 Buford Highway
Duluth, Georgia 30096
(770) 476-2775
(Address of Principal Executive Offices, Including Zip Code)
___________________________

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☐	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:

Registration No. 333-89972

Securities to be registered pursuant to Section 12(b) of the Act:

NONE

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $5.00 par value per share
(Title of Class)

     THIS REGISTRATION STATEMENT CONTAINS A TOTAL OF 3 PAGES. CERTAIN EXHIBITS ARE INCORPORATED IN THIS REGISTRATION STATEMENT BY REFERENCE TO THE REGISTRANT’S ANNUAL REPORT ON FORM 10-KSB FILED MARCH 24, 2003 AND THE REGISTRANT’S REGISTRATION STATEMENT ON FORM S-1 FILED JUNE 6, 2002, AMENDMENT NO. 1 THERETO FILED JULY 24, 2002 AND AMENDMENT NO.2 THERETO FILED AUGUST 9, 2002.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

     The Registrant hereby incorporates by reference herein the description of the Registrant’s Common Stock, $5.00 par value per share, appearing under the caption, “Description of Capital Stock,” in the Prospectus contained in the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on August 9, 2002 (Registration No. 333-89972). The Registrant’s Articles of Incorporation and Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-89972) as originally filed on June 6, 2002.

Item 2.   Exhibits.

     The following exhibits are filed as part of the Registration Statement.

2(a)	Registration Statement on Form S-1, as filed with the Securities and Exchange Commission and amended from time to time (Registration No. 333-89972).

2(b)	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-89972) as filed with the Securities and Exchange Commission on June 6, 2002).

2(c)	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-89972) as filed with the Securities and Exchange Commission on June 6, 2002).

2(d)	Copy of form of stock certificate for the Registrant’s Common Stock (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-89972) as filed with the Securities and Exchange Commission on June 6, 2002).

2(e)	Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission on March 24, 2003.

2

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Community Financial Holding Company, Inc.

By: /s/ Ann K. Marshall

Ann K. Marshall Chief Financial Officer and Secretary

Date:	April 30, 2003